Exhibit 99.1

INVO Bioscience and NAYA Biosciences Close Merger, Combined Company to Operate as NAYA Biosciences (NASDAQ: NAYA)

Combined company to expand portfolio of clinical & commercial-stage assets in fertility, oncology, and autoimmune diseases

SARASOTA, Fla. and MIAMI, Oct. 14, 2024 (GLOBE NEWSWIRE) — INVO Bioscience (“INVO”) (NASDAQ: INVO) today announced it has closed its merger with NAYA Biosciences, a company dedicated to increasing patient access to breakthrough treatments in oncology and autoimmune diseases. The combined company expects to change its name to NAYA Biosciences and trade on the NASDAQ under the “NAYA” ticker. The combined company will continue to operate the revenue-generating fertility business as well as expand its focus to the development of first-in-class clinical-stage assets in oncology and autoimmune diseases.

The combined company will be led by INVO Chief Executive Officer Steve Shum, INVO Chief Financial Officer Andrea Goren, and Dr. Daniel Teper, founder and former CEO of NAYA Biosciences, who will be appointed as President of the combined company and Chief Executive Officer of the NAYA Therapeutics subsidiary. Dr. Teper has over 30 years of strategic leadership experience as a biopharma entrepreneur, corporate executive, and management consultant. Two members of NAYA’s board, Dr. Teper and Ms. Lyn Falconio, will join the combined company’s board alongside INVO’s current board members.

“We are confident that our expanded portfolio business model and combined assets have the potential to create significant value for both legacy and new shareholders,” commented Steve Shum, CEO of the combined company. “Combining scalable, profitable revenues from our fertility business with the upside of innovative therapeutics optimizes risk-return for investors. In addition, the hub-and-spoke model allows for shared resources and talent to accelerate the development of our lean, agile subsidiaries.”

“We are excited about the growth potential of NAYA as a public company with improved access to capital and shared resources to accelerate the development of its pipeline,” added Dr. Daniel Teper, President of the combined company and CEO of the NAYA Therapeutics subsidiary. “Our lead GPC3-targeting FLEX-NK™ bispecific antibody is entering Phase I/II clinical trials and uniquely positioned as a monotherapy option to address the unmet needs of the majority of hepatocellular carcinoma (HCC) patients not responding to current standard of care with checkpoint inhibitors. Our CD38-targeting FLEX-NK™ bispecific antibody has demonstrated a differentiated profile to daratumumab, establishing potential to both emerge as a best-in-class therapeutic in the competitive multiple myeloma market and address patient needs in the high-growth, underserved autoimmune disease market.”

About the Acquisition

Under the terms of the amended and restated merger agreement, INVO acquired 100% of the outstanding equity interests in NAYA by means of a reverse triangular merger of a wholly owned subsidiary of INVO with and into NAYA, with NAYA surviving as a wholly owned subsidiary of INVO (the “Merger”). In connection with the Merger, INVO issued to NAYA’s security holders a combination of shares of INVO common stock, INVO Series C-1 preferred stock, and Series C-2 preferred stock. Subject to stockholder approval of the conversion of the Series C-1 and C-2 preferred stock into INVO common stock, each share of Series C-1 preferred stock will convert into shares of INVO common stock subject to certain beneficial ownership limitations initially set at and not to exceed 19.9%, and each share of Series C-2 preferred stock will become convertible into shares of INVO common stock at the option of the holder, subject to certain beneficial ownership limitations initially set at 9.99% and not to exceed 19.9%

On a pro forma basis, based upon the number of shares of INVO common stock, Series C-1 preferred stock, and Series C-2 preferred stock, assuming the conversion of all such Series C-1 and C-2 preferred stock into INVO common stock, INVO equity holders immediately prior to the acquisition will own 17.75% of the combined company on an as-converted-to-common basis immediately after these transactions. The acquisition was approved by the board of directors of INVO and the board of directors and stockholders of NAYA. The closing of the transaction was not subject to the approval of INVO stockholders.

Additional Information about the Proposed Merger and Where to Find It

INVO will furnish to the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K regarding the Merger, which will include the Amended and Restated Merger Agreement as an exhibit thereto. Stockholders and others wishing to obtain additional information regarding the Amended and Restated Merger Agreement and the Merger are urged to review these documents, which will be available at the SEC’s website (https://www.sec.gov).

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor & Media Contacts

INVO Bioscience

Steve Shum

Chief Executive Officer

sshum@invobio.com

NAYA Biosciences

Anna Baran-Djokovic

SVP, Investor Relations

+1-305-615-9162

anna@nayabiosciences.com